    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 2000

                                                      REGISTRATION NO. 333-45272
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                          HUMAN GENOME SCIENCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              9410 KEY WEST AVENUE
                           ROCKVILLE, MARYLAND 20850
                                 (301) 309-8504
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                    DELAWARE

                          (STATE OR OTHER JURISDICTION
                       OF INCORPORATION OR ORGANIZATION)
                                   22-3178468

                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                            ------------------------

                           WILLIAM A. HASELTINE PH.D.
                            CHIEF EXECUTIVE OFFICER
                          HUMAN GENOME SCIENCES, INC.
                              9410 KEY WEST AVENUE
                           ROCKVILLE, MARYLAND 20850
                                 (301) 309-8504

(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                               AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:
                            R.W. SMITH, JR., ESQUIRE
                       PIPER MARBURY RUDNICK & WOLFE LLP
                               6225 SMITH AVENUE
                           BALTIMORE, MARYLAND 21209
                                 (410) 580-3000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [X] __________
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                                                           PROPOSED MAXIMUM
                                                                        PROPOSED MAXIMUM         AGGREGATE
TITLE OF EACH CLASS OF SECURITIES                       AMOUNT          OFFERING PRICE            OFFERING     AMOUNT OF
TO BE REGISTERED                                  TO BE REGISTERED(1)   PER SHARE(1)           PRICE(2)(3)    REGISTRATION FEE(6)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
  share(3)(4)..................................
Preferred Stock, par value $0.01 per
  share(3).....................................
Debt Securities(3).............................
Warrants(3)(5).................................
        Total..................................                                             $1,000,000,000            $0
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Not applicable pursuant to Form S-3 General Instruction II(D).
(2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o). If any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered. If any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in U.S. dollars at the time of initial offering.
(3) In addition to the securities issued directly under this registration statement, we are registering an indeterminate number of shares of common stock and preferred stock as may be issued upon conversion or exchange of the securities issued directly under this registration statement. No separate consideration will be received for any shares of common stock or preferred stock so issued upon conversion or exchange.
(4) We will issue one right to purchase one share of our junior participating preferred stock as a dividend on each share of our common stock being registered. The rights initially are attached to and trade with the shares of our common stock being registered. Value attributable to these rights, if any, is reflected in the market price of our common stock.
(5) Includes warrants to purchase common stock, warrants to purchase preferred stock and warrants to purchase debt securities.
(6) A registration fee of $264,000 was previously paid in connection with this registration statement.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED OCTOBER 19, 2000


                                 $1,000,000,000

                          HUMAN GENOME SCIENCES, INC.
                             ----------------------
                                  Common Stock
                                Preferred Stock
                                Debt Securities
                       Warrants to Purchase Common Stock,
                       Preferred Stock or Debt Securities

                             ----------------------

     We will provide the specific terms for each of these securities in supplements to this prospectus. You should read carefully this prospectus and any supplement before you invest.
     Our common stock is listed on the Nasdaq National Market under the symbol "HGSI." No trading market currently exists for any of the other securities we are registering.

                             ----------------------

     INVESTING IN OUR SECURITIES INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 1.
     THIS PROSPECTUS MAY NOT BE USED TO COMPLETE SALES OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                             ----------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is             , 2000.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
RISK FACTORS................................................    1
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION..........    1
HUMAN GENOME SCIENCES.......................................    2
ABOUT THIS PROSPECTUS.......................................    3
RATIO OF EARNINGS TO FIXED CHARGES..........................    3
IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS..............    4
USE OF PROCEEDS.............................................    4
SECURITIES WE MAY OFFER.....................................    5
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK.............    5
DESCRIPTION OF DEBT SECURITIES..............................    8
DESCRIPTION OF WARRANTS.....................................   15
PLAN OF DISTRIBUTION........................................   17
LEGAL MATTERS...............................................   18
EXPERTS.....................................................   18
WHERE YOU CAN FIND MORE INFORMATION.........................   18
INCORPORATION BY REFERENCE..................................   19


                           -------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                           -------------------------

                                  RISK FACTORS

     Investing in our securities involves risk. Please see the risk factors described under the caption "Factors That May Affect Our Business" beginning on page 20 of our Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements. We generally identify forward-looking statements using words like "believe," "intend," "expect," "may," "should," "plan," "project," "contemplate," "anticipate" or similar statements. We base these statements on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual results may differ significantly from the results discussed in these forward-looking statements.

                             HUMAN GENOME SCIENCES

     We research and develop novel compounds for treating and diagnosing human disease based on the identification and study of genes. The sequence in which chemicals appear in a gene controls its biological function and effect. We use automated high-speed technology to discover these sequences and generate a large collection of partial human gene sequences. We believe that our collection includes most of the genes responsible for producing proteins in the human body. We also possess one of the largest databases of the genes of humans and microbes, which we refer to as our "genomic database." We believe we have created a broad base of product opportunities based on our genomic database.

     We began our work in the genetics industry by identifying and cataloging genes. We have since focused primarily on the research and development of proteins for the treatment of human disease. We use our advanced computer system to identify the most promising product candidates. We are able to analyze partial gene sequences and identify the genes corresponding to partial and full-length gene sequences and the proteins made by those genes. We have isolated and characterized thousands of full-length genes and purified more than 375 potential proteins for the treatment of human disease. We have recently expanded our use of antibodies and other technologies to increase the opportunities created by our genomic database.

     We have a two-pronged commercialization strategy:

     - Product Development and Commercialization. We use our in-house resources to research and develop proteins that can be produced on a large scale and used to treat and diagnose disease. Generally, our strategy is to develop potential products to a late stage of testing in the laboratory or an early stage of studies in humans, and then to collaborate with pharmaceutical or biotechnology companies for further development and commercialization of our products.

     - Corporate Collaborations. We increase our capabilities by collaborating with pharmaceutical and biotechnology companies for the development and commercialization of new products. We believe that these arrangements enable us to focus our in-house resources on a select number of product candidates while still exploiting the broader product opportunities created by our genomic database.

                           -------------------------

     We are a Delaware corporation. Our headquarters are located at 9410 Key West Avenue, Rockville, Maryland 20850-3338. Our telephone number is (301) 309-8504.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may offer, from time to time, in one or more offerings:

     - shares of our common stock;

     - shares of our preferred stock;

     - our debt securities; or

     - warrants to purchase our common stock, preferred stock or debt securities.

     The total offering price of these securities will not exceed $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. We may also add, update or change information contained in this prospectus with the prospectus supplement.

     We will sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. We will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution."

                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (in thousands)

     We present below the ratio of our earnings to our fixed charges. Earnings consist of net loss plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and that portion of rental expense we believe to be representative of interest.

                                                           FOR THE SIX MONTHS ENDED
                                                                   JUNE 30,
                                                           ------------------------
                                                              2000          1999
                                                           ----------    ----------
Deficiency of earnings available to cover fixed
  charges................................................   $(77,665)     $(14,276)

                                         FOR THE YEARS ENDED DECEMBER 31,
                                ---------------------------------------------------
                                  1999       1998       1997      1996       1995
                                --------   --------   --------   -------   --------
Deficiency of earnings
  available to cover fixed
  charges.....................  $(41,944)  $(22,957)  ($21,148)  $(7,559)  $(32,719)

                 IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS



     In December 1999, the SEC issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements," which provides guidance related to revenue recognition. The SEC delayed the required effective date of SAB 101 until the fourth fiscal quarter of fiscal years beginning after December 15, 1999, which is our fourth quarter of 2000. SAB 101 requires companies to report any changes in revenue recognition as a cumulative change in accounting principle at the time of implementation in accordance with APB Opinion No. 20, "Accounting Changes."



     Historically we have recognized non-refundable license fees, research payments, additional payments and milestone payments in connection with collaboration agreements when the revenue is earned in accordance with the applicable performance requirements and/or contractual terms. This revenue recognition policy was applicable to certain agreements we entered into with Schering-Plough, Sanofi-Synthelabo and Merck KgaA during 1996. We recognized revenue under these agreements when we had performed all significant obligations and the customer was obligated to pay. We generally considered any remaining performance obligations, such as maintaining access to our genomic databases, as insignificant. However, SAB 101 provides guidance that indicates revenue recognition over the collaboration term is generally the preferred treatment for all fees, regardless of the significance of remaining performance obligations.



     We are currently in the process of evaluating the impact SAB 101 will have on our financial position and results of operations. Based upon the proposed implementation schedule of SAB 101, we have preliminarily determined that we will record a cumulative effect of a change in accounting principle of between $8 million and $13 million as a charge to earnings during the fourth quarter of 2000. We expect to recognize an equivalent amount as revenue over the remaining term of the applicable agreements, which will be during the first and second quarters of 2001.


                                USE OF PROCEEDS

     Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities to initiate and expand laboratory and human studies, to enhance ongoing research and development efforts, to pursue patent coverage for genes and proteins, to operate and expand our process development and manufacturing facility, to acquire complementary products or companies and for general corporate purposes.

     When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement.

     The actual amount of net proceeds we spend on a particular use will depend on many factors, including:

     - our future revenue growth, if any;

     - our future capital expenditures; and

     - the amount of cash required by our operations.

     Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

                            SECURITIES WE MAY OFFER

     We may offer shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units consisting of one or more securities. We may offer up to $1,000,000,000 of securities under this prospectus. If we offer securities as units, we will describe the terms of the units in a prospectus supplement.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

     We describe below the common stock and preferred stock we may offer under this prospectus. The terms we summarize below will apply generally to any future common stock or preferred stock that we may offer. We will describe the particular terms of these securities in more detail in a prospectus supplement.

COMMON STOCK

     We are authorized to issue 250,000,000 shares of common stock. Each stockholder of record is entitled to one vote for each outstanding share of our common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. After we satisfy the dividend rights of holders of any preferred stock, we will pay holders of common stock any dividend declared by our board out of funds legally available for that purpose. After we pay liquidation preferences to holders of any preferred stock, we will pay to holders of common stock, on a pro rata basis, all our remaining assets available for distribution to stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock have no preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. In the future, we may designate and issue shares of a series of preferred stock with rights, preferences and privileges senior to those of our common stock.

PREFERRED STOCK

     We are authorized to issue, without stockholder approval, up to 20,000,000 shares of preferred stock having rights senior to those of our common stock. Our board may issue the preferred stock in one or more series and fix and designate the rights, preferences, privileges and restrictions of the preferred stock, including:

     - dividend rights;

     - conversion rights;

     - voting rights;

     - redemption rights and terms of redemption; and

     - liquidation preferences.

     Our board may fix the number of shares constituting any series and the designations of these series. We have issued rights that are in some cases exercisable for shares of our junior participating preferred stock. See
"-- Rights Agreement."

     We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series by a certificate of designation relating to each series. We will specify the terms of the preferred stock in a prospectus supplement, including:

     - the maximum number of shares in the series and the distinctive designation;

     - the terms on which dividends will be paid, if any;

     - the terms on which the shares may be redeemed, if at all;

     - the liquidation preference, if any;

     - the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

     - the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

     - the voting rights, if any, on the shares of the series; and

     - any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

     We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. We urge you to read the applicable certificate of designation and the description in the prospectus supplement. We will describe in the prospectus supplement the U.S. federal income tax consequences relating to the preferred stock.

     Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

POSSIBLE ANTI-TAKEOVER EFFECTS

     We have adopted provisions in our certificate of incorporation and bylaws to enhance the likelihood of continuity and stability in the composition of our board and its policies. In addition, provisions of Delaware law may hinder or delay an attempted takeover of our company other than through negotiation with our board. These provisions could discourage attempts to acquire us or remove our management even if some or a majority of our stockholders believe this action to be in their best interest. These provisions could discourage attempts that might result in our stockholders' receiving a premium over the market price of their shares of common stock.

     Classified Board of Directors; Removal, Vacancies. We have divided our board into three classes of directors serving staggered three-year terms. The classification of directors makes it more difficult for stockholders to change the composition of our board in a relatively short period of time. Our directors may be removed only for cause. In addition, we may fill vacancies and newly created directorships resulting from any increase in the size of our board only by the affirmative vote of a majority of the directors then in office, a quorum or by a sole remaining director. Thus, stockholders may be unable to remove incumbent directors without cause and fill the resulting vacancies with their own nominees.

     Special Stockholders' Meetings. Unless otherwise required by statute, only the following persons may call a special meeting of stockholders:

     - our board or our chairman or president; or

     - the holders of at least a majority of our securities outstanding and entitled to vote generally in the election of directors.

     Section 203 of Delaware Law. In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of a corporation's voting stock. These provisions could have the effect of delaying, deferring or preventing a change in control of our company or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

RIGHTS AGREEMENT

     Our board has adopted a rights plan. As a result, we issued one preferred share purchase right for each outstanding share of common stock. We will issue one preferred share purchase right for each additional share of common stock that we issue. The rights become exercisable ten days after a person or group acquires 15%, or 20% in the case of some of our stockholders, or more of our outstanding common stock or commences or announces a tender or exchange offer which would result in such ownership. A holder of a right that becomes exercisable may purchase one four-thousandth of a share of our junior participating preferred stock, par value $.01 per share, at a price of $250.00 per one four-thousandth of a share, subject to adjustment.

     If any person acquires 15%, or 20% in the case of some of our stockholders, or more of our outstanding common stock, each right not owned by that person would permit the purchase, for the exercise price, of our common stock having a market value of twice the exercise price. After the rights become exercisable, if we are acquired through a merger or other business combination transaction or 50% or more of our assets or earning power is sold, a holder of a right may purchase, for the exercise price, common stock of the acquiring company having a market value of twice the exercise price.

     The rights expire on May 20, 2008, unless we redeem or exchange the rights before that time. The purchase price payable and the shares of preferred stock issuable upon exercise of the rights are subject to adjustment as described in the rights agreement. In addition, our board may redeem the rights, at $0.00025 per right, or replace the rights with new rights at any time. Our board may not redeem the rights after a person or group acquires 15%, or 20% in the case of some of our stockholders, or more of our outstanding common stock.

     Shares of this preferred stock, when issued upon exercise of the rights, will be non-redeemable and will rank junior to all series of any other class of preferred stock. Each share of this preferred stock will receive a cumulative preferential quarterly dividend payment equal to the greater of $250.00 per share or 4,000 times the dividend declared per share of common stock. In the event of liquidation, a holder of a share of this preferred stock will receive a preferential liquidation payment equal to the greater of $4,000 per share or 4,000 times the payment made per share of common stock. A holder of a share of this preferred stock will receive 4,000 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which common stock is exchanged, a holder of a share of this preferred stock will receive 4,000 times the amount received per share of common stock. These rights are subject to anti-dilution adjustments.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York, New York.

                         DESCRIPTION OF DEBT SECURITIES

     We may offer any combination of senior debt securities or subordinated debt securities. Debt securities are unsecured obligations to repay advanced funds. We may issue senior debt securities and subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in the prospectus supplement. We filed the form for each type of indenture as an exhibit to the registration statement of which this prospectus is a part.

     We will describe the particular terms of any debt securities we may offer in a prospectus supplement. The following summaries of the debt securities and the indentures are not complete. We urge you to read the indentures and the description of the debt securities included in the prospectus supplement.

GENERAL

     We may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. We will make payments on our subordinated debt securities only if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities.

     The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

     We will describe the debt securities and the price or prices at which we will offer the debt securities in a prospectus supplement. We will describe:

     - the title and form of the debt securities;

     - any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

     - the person to whom any interest on a debt security of the series will be paid;

     - the date or dates on which we must repay the principal;

     - the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

     - if applicable, the duration and terms of the right to extend interest payment periods;

     - the place or places where we must pay the principal and any premium or interest on the debt securities;

     - the terms and conditions on which we may redeem any debt security, if at all;

     - any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

     - the denominations in which we may issue the debt securities;

     - the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

     - the currency in which we will pay the principal of and any premium or interest on the debt securities;

     - the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

     - the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

     - if applicable, that the debt securities are defeasible and the terms of defeasance;

     - if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

     - whether we will issue the debt securities in the form of one or more global securities and, if so, the depositary and terms for the global securities;

     - the subordination provisions that will apply to any subordinated debt securities;

     - any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

     - any addition to or change in the covenants in the indentures.

     We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An "original issue discount security" is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. We will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default in the prospectus supplement. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

CONVERSION AND EXCHANGE RIGHTS

     If applicable, we will describe the terms on which you may convert debt securities into or exchange them for common stock or other securities or property in the prospectus supplement. The conversion or exchange may be mandatory or may be at your option. We will describe how to calculate the number of shares of common stock or other securities or property that you will receive upon conversion or exchange.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     We will pay the indebtedness underlying the subordinated debt securities only if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. If an event of default accelerates the subordinated debt securities, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

     If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

FORM, EXCHANGE AND TRANSFER

     We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

     Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

     If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

GLOBAL SECURITIES

     The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. We will deposit each global security with a depositary or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

     No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

     - the depositary is unwilling or unable to continue as depositary; or

     - the depository is no longer in good standing under the Exchange Act or other applicable statute or regulation.

     The depositary will determine how all securities issued in exchange for a global security will be registered.

     As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

     Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Your ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

     The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security.

PAYMENT AND PAYING AGENTS

     Unless we indicate otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest. Unless we indicate otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless we indicate otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

     We will name any other paying agents for the debt securities of a particular series in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

     The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

     - the successor assumes our obligations under the debt securities and the indentures; and

     - we meet the other conditions described in the indentures.

EVENTS OF DEFAULT

     Each of the following will constitute an event of default under each indenture:

     - failure to pay the principal of or any premium on any debt security when due;

     - failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

     - failure to deposit any sinking fund payment when due;

     - failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

     - certain events in bankruptcy, insolvency or reorganization; and

     - any other event of default specified in the prospectus supplement.

     If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

     Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

     No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

     - the holder has previously given the trustee written notice of a continuing event of default;

     - the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding; and

     - the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

     - the trustee has not received a direction inconsistent with the request within a specified number of days.

MODIFICATION AND WAIVER

     We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

     - to fix any ambiguity, defect or inconsistency in the indenture; and

     - to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

     In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

     - extending the fixed maturity of the series of notes;

     - reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

     - reducing the percentage of debt securities the holders of which are required to consent to any amendment.

     The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder's consent.

     Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

DEFEASANCE

     We may apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

     - to maintain a registrar and paying agents and hold moneys for payment in trust;

     - to register the transfer or exchange of the notes; and

     - to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

     We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

     To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the U.S. that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may establish this trust only if:

     - no event of default has occurred and continues to occur;

     - in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

     - in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

     - we satisfy other customary conditions precedent described in the applicable indenture.

NOTICES

     We will mail notices to holders of debt securities as indicated in the prospectus supplement.

TITLE

     We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

GOVERNING LAW

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

                            DESCRIPTION OF WARRANTS

WARRANT TO PURCHASE COMMON STOCK OR PREFERRED STOCK

     The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. We urge you to read the detailed provisions of the stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

     General. We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, we will describe the terms of the stock warrants in a prospectus supplement, including:

     - the offering price, if any;

     - the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

     - if applicable, the designation and terms of the preferred stock purchasable upon exercise of the stock warrants;

     - the dates on which the right to exercise the stock warrants begins and expires;

     - U.S. federal income tax consequences;

     - call provisions, if any;

     - the currencies in which the offering price and exercise price are payable; and

     - if applicable, any antidilution provisions.

     Exercise of Stock Warrants. You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. You must pay the exercise price by cash or check when you surrender your stock warrant certificate. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

     No Rights as Stockholders. Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders.

WARRANTS TO PURCHASE DEBT SECURITIES

     The following summarizes the terms of the debt warrants we may offer. We urge you to read the detailed provisions of the debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.

     General. We may issue debt warrants evidenced by debt warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer debt warrants, we will describe the terms of the warrants in a prospectus supplement, including:

     - the offering price, if any;

     - the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

     - if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

     - if applicable, the date on and after which the debt warrants and any related securities will be separately transferable;

     - the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

     - the dates on which the right to exercise the debt warrants begins and expires;

     - U.S. federal income tax consequences;

     - whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

     - the currencies in which the offering price and exercise price are payable; and

     - if applicable, any antidilution provisions.

     You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which we will list in the prospectus supplement. You will not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security and the series of debt securities issuable upon exercise of the debt warrants. In addition, you will not receive payments of principal of and interest, if any, on the debt securities unless you exercise your debt warrant.

     Exercise of Debt Warrants. You may exercise debt warrants by surrendering to the debt warrant agent the debt warrant certificate, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver to you the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If you exercise fewer than all the debt warrants evidenced by any debt warrant certificate, the agent will deliver to you a new debt warrant certificate representing the unexercised debt warrants.

                              PLAN OF DISTRIBUTION

     We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. We will describe the terms of the offering of the securities in a prospectus supplement, including:

     - the name or names of any underwriters, if any;

     - the purchase price of the securities and the proceeds we will receive from the sale;

     - any underwriting discounts and other items constituting underwriters' compensation;

     - any initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any securities exchange or market on which the securities may be listed.

     Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

     If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

     We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

     We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

     We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

     All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

                                 LEGAL MATTERS

     Piper Marbury Rudnick & Wolfe LLP, Baltimore, Maryland, will provide us with an opinion as to legal matters in connection with the securities we are offering.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our financial statements included in our annual report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC under the Securities Act a registration statement on Form S-3. This prospectus does not contain all of the information contained in the registration statement, certain portions of which have been omitted under the rules of the SEC. We also file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The Exchange Act file number for our SEC filings is 000-22962. You may read and copy the registration statement and any other document we file at the following SEC public reference rooms:

Judiciary Plaza         500 West Madison Street  7 World Trade Center
450 Fifth Street, N.W.  14th Floor               Suite 1300
Rm. 1024                Chicago, Illinois 60661  New York, New York 10048
Washington, D.C. 20549

     You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. Our common stock is listed on the Nasdaq National Market under the symbol "HGSI." You may read and copy our SEC filings and other information at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                           INCORPORATION BY REFERENCE


     The SEC allows us to "incorporate by reference" the documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference any filings we make with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. We also incorporate by reference the documents listed below:


     - Annual Report on Form 10-K for the year ended December 31, 1999;

     - Quarterly Reports on Form 10-Q for the three months ended March 31, 2000 and June 30, 2000;

     - Current Reports on Form 8-K filed on February 2, 2000, March 3, 2000, March 13, 2000, March 24, 2000 and September 21, 2000; and

     - Description of Common Stock contained in Form 8-A filed pursuant to the Exchange Act.

     We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: 9410 Key West Avenue, Rockville, Maryland 20850, (301) 309-8504, Attention: Senior Vice President and Chief Financial Officer. See "Where You Can Find More Information" for other ways to obtain these documents.
                            ------------------------

     We furnish our stockholders with annual reports that contain audited financial statements and quarterly reports for the first three quarters of each year that contain unaudited interim financial information.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Human Genome Sciences, Inc. All of the amounts shown are estimated except the SEC registration fee.

Securities and Exchange Commission registration
  fee................................................  $264,000
Transfer agent's and trustee's fees and expenses.....    25,000
Printing and engraving expenses......................    50,000
Legal fees and expenses..............................    50,000
Accounting fees and expenses.........................    25,000
Miscellaneous expenses...............................    86,000
                                                       --------
          Total......................................  $500,000
                                                       ========

15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. The Registrant's Bylaws include provisions to require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145, including circumstances in which indemnification is otherwise discretionary.
Section 145 also empowers the Registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

     At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

16.  EXHIBITS

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
1.1++    Form of Underwriting Agreement Basic Terms
3.1*     Certificate of Incorporation of the Registrant
3.2**    Bylaws of the Registrant
4.1***   Rights Agreement between the Registrant and American Stock
         Transfer & Trust Company, as Rights Agent, dated as of May
         20, 1998
4.2++    Form of Common Stock Certificate
4.3++    Form of Senior Indenture
4.4++    Form of Subordinated Indenture
4.5+     Form of Warrant
4.6+     Form of Certificate of Designation with respect to Preferred
         Stock
5.1++    Opinion of Piper Marbury Rudnick & Wolfe LLP
12.1++   Statement of Computation of Ratio of Earnings to Fixed
         Charges
23.1     Consent of Ernst & Young LLP, Independent Auditors
23.2++   Consent of Piper Marbury Rudnick & Wolfe LLP (included in
         Exhibit 5.1)
24.1++   Powers of Attorney
25.1+    Statement of Eligibility on Form T-1 under the Trust
         Indenture Act of 1939, as amended

---------------

+    To be filed by amendment or as an exhibit to a report
     pursuant to Section 13(a), 13(c) or 15(d) of the Exchange
     Act.
++   Previously filed.
*    Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, Annual
     Report on Form 10-K/A for the year ended December 31, 1997, and Current Report on Form 8-K filed with the SEC on
     December 16, 1999.
**   Incorporated by reference to the Registrant's Quarterly
     Report on Form 10-Q for the three months ended June 30,
     2000.
***  Incorporated by reference to the Registrant's Current Report on Form 8-K filed with the SEC on May 28, 1998.

17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) or Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 19th day of October, 2000.


                                          HUMAN GENOME SCIENCES, INC.

                                          By: /s/
                                               WILLIAM A. HASELTINE, PH.D.
                                             -----------------------------------
                                                 William A. Haseltine, Ph.D.
                                                  Chairman of the Board and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                    NAME                                   TITLE                 DATE
                    ----                                   -----                 ----
       /s/ WILLIAM A. HASELTINE, PH.D              Chairman of the Board,  October 19, 2000
---------------------------------------------         Chief Executive
         William A. Haseltine, Ph.D.                Officer and Director
                                                         (Principal
                                                     Executive Officer)

                      *                            Senior Vice President   October 19, 2000
---------------------------------------------         of Research and
             Craig Rosen, Ph.D.                       Development and
                                                          Director

                      *                            Senior Vice President   October 19, 2000
---------------------------------------------       and Chief Financial
               Steven C. Mayer                       Officer (Principal
                                                       Accounting and
                                                     Financial Officer)

                      *                                   Director         October 19, 2000
---------------------------------------------
             Jurgen Drews, M.D.

                      *                                   Director         October 19, 2000
---------------------------------------------
           Beverly Sills Greenough

                      *                                   Director         October 19, 2000
---------------------------------------------
              Robert D. Hormats

                    NAME                                   TITLE                 DATE
                    ----                                   -----                 ----
                      *                                   Director         October 19, 2000
---------------------------------------------
               Max Link, Ph.D.

                      *                                   Director         October 19, 2000
---------------------------------------------
                Alan G. Spoon

                      *                                   Director         October 19, 2000
---------------------------------------------
         Laura D'Andrea Tyson, Ph.D.

                      *                                   Director         October 19, 2000
---------------------------------------------
          James B. Wyngaarden, M.D.


------------------------------------------------------
*By:  /s/ WILLIAM A. HASELTINE, PH.D.
     ------------------------------------
     Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
1.1++    Form of Underwriting Agreement Basic Terms
3.1*     Certificate of Incorporation of the Registrant
3.2**    Bylaws of the Registrant
4.1***   Rights Agreement between the Registrant and American Stock
         Transfer & Trust Company, as Rights Agent, dated as of May
         20, 1998
4.2++    Form of Common Stock Certificate
4.3++    Form of Senior Indenture
4.4++    Form of Subordinated Indenture
4.5+     Form of Warrant
4.6+     Form of Certificate of Designation with respect to Preferred
         Stock
5.1++    Opinion of Piper Marbury Rudnick & Wolfe LLP
12.1++   Statement of Computation of Ratio of Earnings to Fixed
         Charges
23.1     Consent of Ernst & Young LLP, Independent Auditors
23.2++   Consent of Piper Marbury Rudnick & Wolfe LLP (included in
         Exhibit 5.1)
24.1++   Powers of Attorney
25.1+    Statement of Eligibility on Form T-1 under the Trust
         Indenture Act of 1939, as amended

---------------

+    To be filed by amendment or as an exhibit to a report
     pursuant to Section 13(a), 13(c) or 15(d) of the Exchange
     Act.
++   Previously filed.
*    Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, Annual
     Report on Form 10-K/A for the year ended December 31, 1997, and Current Report on Form 8-K filed with the SEC on
     December 16, 1999.
**   Incorporated by reference to the Registrant's Quarterly
     Report on Form 10-Q for the three months ended June 30,
     2000.
***  Incorporated by reference to the Registrant's Current Report on Form 8-K filed with the SEC on May 28, 1998.